Exhibit 99.1

News Release
International Paper Reports Full-Year and Fourth Quarter 2023 Results

MEMPHIS, Tenn. – February 1, 2024 – International Paper (NYSE: IP) today reported full-year and fourth quarter 2023 financial results.

FULL-YEAR AND FOURTH QUARTER 2023 HIGHLIGHTS

•Full-year net earnings (loss) of $288 million ($0.82 per diluted share); Fourth quarter net earnings (loss) of $(284) million ($(0.82) per diluted share); Full-year and fourth quarter net earnings include a pre-tax charge of $540 million related to mill strategic actions
•Full-year adjusted operating earnings (non-GAAP) of $755 million ($2.16 per diluted share); Fourth quarter adjusted operating earnings (non-GAAP) of $142 million ($0.41 per diluted share)
•Full-year earnings benefit from Building a Better IP initiatives of $260 million, exceeding annual target
•Full-year cash provided by operations of $1.8 billion and returned $839 million to shareholders in share repurchases and dividends
•Full-year capital investments of $1.1 billion, including investments in packaging for future growth

“In 2023, the International Paper team demonstrated our agility by navigating through challenging market conditions,’’ said Mark Sutton, Chairman and Chief Executive Officer. “We executed well and delivered $260 million of Building a Better IP benefits, while accelerating cost reduction efforts across our operations and supply chain. Although earnings were impacted by lower demand and cost inflation, we executed strategic actions to further optimize our mill system and invest in the future growth of our packaging business. We also returned $839 million to our shareowners.”

“As we enter 2024,” Sutton added, “we remain committed to creating value for our customers and shareowners. We see demand growth across the markets we serve. Because our Building a Better IP mindset is embedded into our culture, we will continue to accelerate our commercial strategies and drive operational excellence to improve profitability."
Diluted Net EPS and Adjusted Operating EPS

	Fourth Quarter 2023	Third Quarter 2023	Fourth Quarter 2022	Full-Year 2023	Full-Year 2022
Net Earnings (Loss)	$(0.82)	$0.47	$(0.90)	$0.82	$4.10
Less – Discontinued Operations (Gain) Loss, Net of Taxes	—	0.08	1.38	0.04	0.64
Net Earnings (Loss) from Continuing Operations	(0.82)	0.55	0.48	0.86	4.74
Add Back – Non-Operating Pension Expense (Income)	0.04	0.04	(0.13)	0.15	(0.52)
Add Back – Net Special Items Expense (Income)	1.58	0.08	0.41	1.64	0.63
Income Taxes - Non-Operating Pension and Special Items	(0.39)	(0.03)	0.11	(0.49)	(1.67)
Adjusted Operating Earnings*	$0.41	$0.64	$0.87	$2.16	$3.18

*    Adjusted operating earnings (non-GAAP) is defined as net earnings (loss) (GAAP) excluding discontinued operations, net special items and non-operating pension expense (income). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations, Net of Taxes and Consolidated Statement of Operations and related notes included later in this release. A reconciliation of net earnings (loss) to adjusted operating earnings is included later in this release.
Select Financial Measures

(In millions)	Fourth Quarter 2023	Third Quarter 2023	Fourth Quarter 2022	Full-Year 2023	Full-Year 2022
Net Sales	$4,601	$4,613	$5,133	$18,916	$21,161
Net Earnings (Loss)	(284)	165	(318)	288	1,504
Business Segment Operating Profit (Loss)	257	352	451	1,249	1,848
Adjusted Operating Earnings	142	224	309	755	1,168
Cash Provided By (Used For) Operations	492	468	761	1,833	2,174
Free Cash Flow**	187	240	439	692	1,243

**    Free cash flow is a non-GAAP financial measure. The most directly comparable GAAP measure is cash provided by (used for) operations. A reconciliation of cash provided by (used for) operations to free cash flow and an explanation of why we believe that free cash flow provides useful information to investors, is included later in this release.

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of the Company's businesses and are calculated as set forth in footnote (h) below under "Sales and Earnings by Business Segment". Fourth quarter 2023 net sales by business segment and operating profit (loss) by business segment compared with the third quarter of 2023 and the fourth quarter of 2022 along with full-year 2023 net sales by business segment and operating profit (loss) by business segment compared with full-year 2022 are as follows:
Business Segment Results

(In millions)	Fourth Quarter 2023	Third Quarter 2023	Fourth Quarter 2022	Full-Year 2023	Full-Year 2022
Net Sales by Business Segment
Industrial Packaging	$3,842	$3,787	$4,169	$15,596	$17,451
Global Cellulose Fibers	656	725	842	2,890	3,227
Corporate and Inter-segment Sales	103	101	122	430	483
Net Sales	$4,601	$4,613	$5,133	$18,916	$21,161
Operating Profit (Loss) by Business Segment
Industrial Packaging	$315	$325	$416	$1,266	$1,742
Global Cellulose Fibers	(58)	27	35	(17)	106
Total Business Segment Operating Profit (Loss)	$257	$352	$451	$1,249	$1,848
Industrial Packaging operating profits (losses) in the fourth quarter of 2023 were $315 million compared with $325 million in the third quarter of 2023. In North America, earnings were lower as higher sales volumes for containerboard, lower planned outage costs and lower economic downtime were more than offset by lower sales prices for containerboard and corrugated boxes, an unfavorable geographic mix and the non-repeat of favorable adjustments related to employee benefit costs in the third quarter of 2023. Input costs were slightly higher, as higher recovered fiber costs were mostly offset by lower energy and other raw material costs. In EMEA, earnings were higher, driven by seasonally higher volumes and a favorable product mix. EMEA earnings also benefited from an energy subsidy and other favorable one-time items in the fourth quarter of 2023.
Global Cellulose Fibers operating profits (losses) in the fourth quarter of 2023 were $(58) million compared with $27 million in the third quarter of 2023. Earnings were impacted by lower pulp pricing, partially offset by an improved product mix. Earnings were also impacted by higher planned outage costs and the non-repeat of favorable adjustments related to employee benefit costs in the third quarter of 2023. Sales volumes improved and economic downtime was lower, reflecting continued market improvement. Input costs were lower, primarily for wood and chemicals.
EQUITY METHOD INVESTMENT - ILIM JOINT VENTURE
The Company completed the sale of its investment in the prior Ilim joint venture in the third quarter of 2023 for proceeds of $508 million ($472 million net of transaction costs). All current period and historical results have been adjusted to reflect Ilim as a discontinued operation.

CORPORATE EXPENSES
Corporate expenses, net was a benefit of $9 million for the fourth quarter of 2023 compared with expense of $20 million in the third quarter of 2023.

EFFECTIVE TAX RATE
The reported effective tax rate for the fourth quarter of 2023 was 19%, compared to 17% in the third quarter of 2023. The fourth quarter tax benefit is primarily driven by the impact of the mill strategic actions.
The operational effective tax rate was 34% for the fourth quarter of 2023 compared to 18% in the third quarter of 2023. The higher operational effective tax rate is a result of U.S. federal income tax benefits recorded in the third quarter as well as an increased deferred tax valuation allowance in the fourth quarter.
The operational effective tax rate is a non-GAAP financial measure and is calculated by adjusting the income tax provision from continuing operations and rate to exclude the tax effect of net special items and non-operating pension expense (income). Management believes that this presentation provides useful information to investors by providing a meaningful comparison of the income tax rate between past and present periods.

EFFECTS OF SPECIAL ITEMS
Net special items in the fourth quarter of 2023 amount to a net after-tax charge of $415 million ($1.20 per diluted share) compared with a charge of $22 million ($0.06 per diluted share) in the third quarter of 2023 and a charge of $174 million ($0.49 per diluted share) in the fourth quarter of 2022. Net special items in all periods include the following charges (gains):

	Fourth Quarter 2023			Third Quarter 2023		Fourth Quarter 2022
(In millions)	Before Tax		After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
Severance and other costs (a)	$118		$89	$—	$—	$—	$—
Building a Better IP	(19)		(14)	—	—	—	—
Other	—		—	—	—	(4)	(3)
Total restructuring and other charges, net	99	99	75	—	—	(4)	(3)
Accelerated depreciation (a)	422		317	—	—	—	—
Environmental remediation reserve adjustment	7		5	29	22	48	36
Equity method investment impairment	18		14	—	—	—	—
EMEA Packaging goodwill impairment	—		—	—	—	76	76
Legal reserve adjustments	—		—	—	—	11	8
Foreign currency cumulative translation loss related to sale of equity method investment	—		—	—	—	10	10
Tax expense related to legal entity restructuring	—		4	—	—	—	—
Foreign deferred tax valuation allowance	—		—	—	—	—	45
Interest related to the timber monetization settlement	—		—	—	—	3	2
Total special items, net	$546		$415	$29	$22	$144	$174

(a)	Amounts associated with mill strategic actions. See notes (b) and (c) on the Consolidated Statement of Operations included later in this release.

DISCONTINUED OPERATIONS, NET OF TAXES
Discontinued operations, net of taxes include the equity earnings associated with our prior Ilim joint venture. Discontinued operations, net of taxes also includes the following special items charges (gains):

	Third Quarter 2023		Fourth Quarter 2022
(In millions)	Before Tax	After Tax	Before Tax	After Tax
Ilim equity method investment impairment and transaction costs	$59	$50	$533	$533
Total	$59	$50	$533	$533

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (409) 207-6995 or, within the U.S. only, (844) 291-5494, and ask to be connected to the International Paper full-year and fourth quarter earnings call. The conference ID number is 3266705. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (402) 970-0847 or, within the U.S. only, (866) 207-1041 and when prompted for the conference ID, enter 9191047.

About International Paper
International Paper (NYSE: IP) is a global producer of sustainable packaging, pulp and other fiber-based products, and one of the world's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Latin America, North Africa and Europe. Net sales for 2023 were $18.9 billion. Additional information can be found by visiting internationalpaper.com.

Visit https://www.internationalpaper.com/investors for more information regarding International Paper, including a slide presentation regarding the full-year and fourth quarter 2023. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit” and “plan” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our ability to meet targets and goals with respect to climate change and the emission of greenhouse gases and other environmental, social and governance matters; (ii) the level of our indebtedness, risks associated with our variable rate debt, and changes in interest rates (including the impact of current elevated interest rate levels); (iii) the impact of global and domestic economic conditions and industry conditions, including with respect to current negative macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (iv) risks arising from conducting business internationally, domestic and global geopolitical conditions, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts, and the potential geopolitical and economic consequences associated therewith), changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (v) the amount of our future pension funding obligations, and pension and healthcare costs; (vi) the costs of compliance, or the failure to comply with, existing and new environmental (including with respect to climate change and GHG emissions), tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations; (vii) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (viii) our ability to realize expected benefits and cost savings associated with restructuring initiatives; (ix) our ability to achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs, capital investments and other corporate transactions, (x) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xi) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (xii) our exposure to claims under our agreements with Sylvamo Corporation; (xiii) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; and (xiv) our ability to attract and retain qualified personnel, particularly in light of current labor market conditions. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2023		2022		2023		2023		2022
Net Sales	$4,601		$5,133		$4,613		$18,916		$21,161
Costs and Expenses
Cost of products sold	3,282	(a)	3,668	(h)	3,345	(a)	13,629	(a)	15,143	(h)
Selling and administrative expenses	357		315		286		1,360		1,293
Depreciation, amortization and cost of timber harvested	689	(b)	251		258		1,432	(b)	1,040
Distribution expenses	395		446		382		1,575		1,783
Taxes other than payroll and income taxes	39		38		39		154		148
Restructuring and other charges, net	99	(c)	(4)	(i)	—		99	(c)	89	(i)
Net (gains) losses on sales and impairments of businesses	—		76	(j)	—		—		76	(j)
Net (gains) losses on sales of equity method investments	—		10	(k)	—		—		10	(k)
Net (gains) losses on mark to market investments	—		—		—		—		(65)	(l)
Interest expense, net	52		59	(m)	58		231	(d)	325	(m)
Non-operating pension expense (income)	14		(48)		13		54		(192)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	(326)		322		232		382		1,511
Income tax provision (benefit)	(61)	(e)	148	(n)	39		59	(e)	(236)	(n)
Equity earnings (loss), net of taxes	(19)	(f)	(3)		(1)		(21)	(f)	(6)
Earnings (Loss) From Continuing Operations	(284)		171		192		302		1,741
Discontinued operations, net of taxes	—		(489)	(o)	(27)	(g)	(14)	(g)	(237)	(o)
Net Earnings (Loss)	$(284)		$(318)		$165		$288		$1,504
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$(0.82)		$0.48		$0.55		$0.87		$4.79
Discontinued operations, net of taxes	—		(1.38)		(0.08)		(0.04)		(0.65)
Net earnings (loss)	$(0.82)		$(0.90)		$0.47		$0.83		$4.14
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$(0.82)		$0.48		$0.55		$0.86		$4.74
Discontinued operations, net of taxes	—		(1.38)		(0.08)		(0.04)		(0.64)
Net earnings (loss)	$(0.82)		$(0.90)		$0.47		$0.82		$4.10
Average Shares of Common Stock Outstanding - Diluted	346.0		353.7		348.1		349.1		367.0

The accompanying notes are an integral part of this Consolidated Statement of Operations.

(a)	Includes pre-tax charges of $7 million ($5 million after taxes), $29 million ($22 million after taxes) and $36 million ($27 million after taxes) for the three months ended December 31, 2023 and September 30, 2023 and the twelve months ended December 31, 2023, respectively, for environmental remediation reserve adjustments.
(b)	Includes a pre-tax charge of $422 million ($317 million after taxes) for the three months and twelve months ended December 31, 2023 for accelerated depreciation associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.
(c)	Includes a pre-tax charge of $118 million ($89 million after taxes) for the three months and twelve months ended December 31, 2023 for costs associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills and pre-tax income of $19 million ($14 million after taxes) for the three months and twelve months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.

(d)	Includes pre-tax income of $6 million ($4 million after taxes) for the twelve months ended December 31, 2023 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the twelve months ended December 31, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(e)	Includes tax expense of $4 million for the three months and twelve months ended December 31, 2023 related to internal legal entity restructuring and a tax benefit of $23 million for the twelve months ended December 31, 2023 related to the settlement of tax audits.
(f)	Includes a pre-tax charge of $18 million ($14 million after taxes) for the three months and twelve months ended December 31, 2023 for the other-than-temporary impairment of an equity method investment.

(g)	Includes charges of $59 million ($50 million after taxes) and $135 million ($126 million after taxes) for the three months ended September 30, 2023 and the twelve months ended December 31, 2023, respectively, for impairment and transaction costs related to our former equity method investment in the Ilim joint venture.
(h)	Includes pre-tax charges of $48 million ($36 million after taxes) and $63 million ($47 million after taxes) for the three months and twelve months ended December 31, 2022, respectively, for environmental remediation reserve adjustments, a pre-tax charge of $11 million ($8 million after taxes) for the three months and twelve months ended December 31, 2022 for a litigation reserve, pre-tax income of $15 million ($11 million after taxes) for the twelve months ended December 31, 2022 for a legal settlement and a pre-tax charge of $6 million ($5 million after taxes) for the twelve months ended December 31, 2022 for other costs.
(i)	Includes a pre-tax charge of $93 million ($70 million after taxes) for the twelve months ended December 31, 2022 for debt extinguishment costs and other pre-tax income of $4 million ($3 million after taxes) for the three months and twelve months ended December 31, 2022.
(j)	Includes a charge of $76 million (before and after taxes) for the three months and twelve months ended December 31, 2022 related to the impairment of goodwill in our EMEA Packaging business.
(k)	Includes a loss of $10 million (before and after taxes) for the three months and twelve months ended December 31, 2022 for the foreign currency cumulative translation adjustment related to the sale of an equity method investment.
(l)	Includes a pre-tax net gain of $65 million ($49 million after taxes) for the twelve months ended December 31, 2022 related to the monetization of our investment in Sylvamo Corporation.
(m)	Includes pre-tax charges of $3 million ($2 million after taxes) and $58 million ($43 million after taxes) for the three months and twelve months ended December 31, 2022, respectively, related to the previously announced settlement of the timber monetization restructuring tax matter.
(n)	Includes tax expense of $45 million for the three months and twelve months ended December 31, 2022 related to a foreign deferred tax valuation allowance, a tax benefit of $604 million for the twelve months ended December 31, 2022 related to the previously announced settlement of the timber monetization restructuring tax matter and a tax benefit of $66 million for the twelve months ended December 31, 2022 related to the tax-free exchange of our shares of Sylvamo Corporation.
(o)	Includes a charge of $533 million (before and after taxes) for the three months and twelve months ended December 31, 2022 for the impairment of our equity method investment in connection with our announced plan to sell our interest in the Ilim joint venture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2023	2022	2023	2023	2022
Net Earnings (Loss)	$(284)	$(318)	$165	$288	$1,504
Less: Discontinued operations, net of taxes (gain) loss	—	489	27	14	237
Earnings (Loss) from Continuing Operations	(284)	171	192	302	1,741
Add back: Non-operating pension expense (income)	14	(48)	13	54	(192)
Add back: Net special items expense (income)	546	144	29	572	233
Income taxes - Non-operating pension and special items	(134)	42	(10)	(173)	(614)
Adjusted Operating Earnings	$142	$309	$224	$755	$1,168

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2023	2022	2023	2023	2022
Diluted Earnings per Common Share as Reported	$(0.82)	$(0.90)	$0.47	$0.82	$4.10
Less: Discontinued operations, net of taxes (gain) loss	—	1.38	0.08	0.04	0.64
Continuing Operations	(0.82)	0.48	0.55	0.86	4.74
Add back: Non-operating pension expense (income)	0.04	(0.13)	0.04	0.15	(0.52)
Add back: Net special items expense (income)	1.58	0.41	0.08	1.64	0.63
Income taxes per share - Non-operating pension and special items	(0.39)	0.11	(0.03)	(0.49)	(1.67)
Adjusted Operating Earnings per Share	$0.41	$0.87	$0.64	$2.16	$3.18
Notes:
Adjusted Operating Earnings is a non-GAAP measure. Net earnings (loss) is the most directly comparable GAAP measure. The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and items considered by management to be unusual or otherwise not reflective of on-going operations (net special items) as reflected in the Consolidated Statement of Operations and related notes included in this release from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter.

Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2023		2022		2023		2023		2022
Industrial Packaging	$3,842		$4,169		$3,787		$15,596		$17,451
Global Cellulose Fibers	656		842		725		2,890		3,227
Corporate and Inter-segment Sales	103		122		101		430		483
Net Sales	$4,601		$5,133		$4,613		$18,916		$21,161
Operating Profit (Loss) by Business Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2023		2022		2023		2023		2022
Industrial Packaging	$315		$416		$325		$1,266		$1,742
Global Cellulose Fibers	(58)		35		27		(17)		106
Total Business Segment Operating Profit (Loss)	$257		$451		$352		$1,249		$1,848

Earnings (Loss) Before Income Taxes and Equity Earnings	$(326)		$322		$232		$382		$1,511
Interest expense, net	52		59	(d)	58		231	(a)	325	(d)
Adjustment for less than wholly owned subsidiaries (g)	(2)		(3)		—		(2)		(5)
Corporate expenses, net	(9)		(20)		20		27		34
Corporate net special items	(1)	(b)	65	(e)	29	(b)	28	(b)	99	(e)
Business net special items	529	(c)	76	(f)	—		529	(c)	76	(f)
Non-operating pension expense (income)	14		(48)		13		54		(192)
Business Segment Operating Profit (Loss) (h)	$257		$451		$352		$1,249		$1,848

(a)	Includes income of $6 million for the twelve months ended December 31, 2023 for interest income associated with the settlement of tax audits and a charge of $3 million for the twelve months ended December 31, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(b)	Includes charges of $7 million, $29 million and $36 million for the three months ended December 31, 2023 and September 30, 2023 and the twelve months ended December 31, 2023, respectively, for environmental remediation reserve adjustments and income of $8 million for the three months and twelve months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
(c)	Related to Industrial Packaging, includes a charge of $428 million for the three months and twelve months ended December 31, 2023 for accelerated depreciation, severance and other costs associated with the permanent closure of our containerboard mill in Orange, Texas and income of $8 million for the three months and twelve months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
Related to Global Cellulose Fibers, includes a charge of $112 million for the three months and twelve months ended December 31, 2023 for accelerated depreciation, severance and other costs associated with the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills and income of $3 million for the three months and twelve months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
(d)	Includes charges of $3 million and $58 million for the three months and twelve months ended December 31, 2022, respectively, related to the previously announced settlement of the timber monetization restructuring tax matter.
(e)	Includes charges of $48 million and $63 million for the three months and twelve months ended December 31, 2022, respectively, for environmental remediation reserve adjustments, a charge of $11 million for the three months and twelve months ended December 31, 2022 for a litigation reserve, a loss of $10 million for the three months and twelve months ended December 31, 2022 for the foreign currency cumulative translation adjustment related to the sale of an equity method investment, a charge of $93 million for the twelve months ended December 31, 2022 for debt extinguishment costs, a net gain of $65 million for the twelve months ended December 31, 2022 related to the monetization of our investment in Sylvamo Corporation, income of $15 million for the twelve months ended December 31, 2022 for a legal settlement and other income of $4 million and a charge of $2 million for the three months and twelve months ended December 31, 2022, respectively.
(f)	Related to Industrial Packaging, includes a charge of $76 million for the three months and twelve months ended December 31, 2022 related to the impairment of goodwill in our EMEA Packaging business.

(g)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax earnings for these subsidiaries is adjusted here to present consolidated earnings before income taxes and equity earnings.
(h)	As set forth in the chart above, business segment operating profit is defined as earnings (loss) from continuing operations before income taxes and equity earnings, but including the impact of less than wholly owned subsidiaries, and excluding interest expense, net, corporate expenses, net, corporate net special items, business net special items and non-operating pension expense. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. Business segment operating profit is presented in our financial statement footnotes in accordance with ASC 280.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2023	2022	2023	2023	2022
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,325	2,443	2,329	9,428	10,202
Containerboard	783	546	677	2,604	2,642
Recycling	535	545	529	2,152	2,190
Saturated Kraft	42	42	40	160	188
Gypsum /Release Kraft	58	67	58	237	251
EMEA Packaging (b)	331	342	299	1,282	1,376
Industrial Packaging	4,074	3,985	3,932	15,863	16,849
Global Cellulose Fibers (In thousands of metric tons) (c)	676	711	692	2,681	2,893

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold ("CTS"). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash and Temporary Investments	$1,113	$804
Accounts and Notes Receivable, Net	3,059	3,284
Contract Assets	433	481
Inventories	1,889	1,942
Assets Held for Sale	—	133
Other	114	126
Total Current Assets	6,608	6,770
Plants, Properties and Equipment, Net	10,150	10,431
Investments	163	186
Long-Term Financial Assets of Variable Interest Entities	2,312	2,294
Goodwill	3,041	3,041
Overfunded Pension Plan Assets	118	297
Right of Use Assets	448	424
Deferred Charges and Other Assets	421	497
Total Assets	$23,261	$23,940
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$138	$763
Accounts Payable and Other Current Liabilities	3,821	4,237
Total Current Liabilities	3,959	5,000
Long-Term Debt	5,455	4,816
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,113	2,106
Deferred Income Taxes	1,552	1,732
Underfunded Pension Benefit Obligation	280	281
Postretirement and Postemployment Benefit Obligation	140	150
Long-Term Lease Obligations	312	283
Other Liabilities	1,095	1,075
Equity
Common Stock	449	449
Paid-in Capital	4,730	4,725
Retained Earnings	9,491	9,855
Accumulated Other Comprehensive Loss	(1,565)	(1,925)
	13,105	13,104
Less: Common Stock Held in Treasury, at Cost	4,750	4,607
Total Equity	8,355	8,497
Total Liabilities and Equity	$23,261	$23,940

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2023	2022
Operating Activities
Net earnings (loss)	$288	$1,504
Depreciation, amortization and cost of timber harvested	1,432	1,040
Deferred income tax expense (benefit), net	(156)	(773)
Restructuring and other charges, net	99	89
Periodic pension (income) expense, net	94	(116)
Net (gains) losses on mark to market investments	—	(65)
Net (gains) losses on sales and impairments of businesses	—	76
Net (gains) losses on sales and impairments of equity method investments	153	543
Equity method dividends received	13	204
Equity (earnings) losses, net of taxes	(108)	(291)
Other, net	20	108
Changes in current assets and liabilities
Accounts and notes receivable	255	(59)
Contract assets	48	(103)
Inventories	73	(162)
Accounts payable and accrued liabilities	(402)	110
Interest payable	(19)	41
Other	43	28
Cash Provided By (Used For) Operating Activities	1,833	2,174
Investment Activities
Invested in capital projects, net of insurance recoveries	(1,141)	(931)
Proceeds from sale of equity method investments, net of transaction costs	472	—
Proceeds from exchange of equity securities	—	311
Proceeds from sale of fixed assets	4	13
Other	(3)	(1)
Cash Provided By (Used For) Investment Activities	(668)	(608)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(218)	(1,284)
Issuance of debt	783	1,011
Reduction of debt	(780)	(1,017)
Change in book overdrafts	(8)	1
Dividends paid	(642)	(673)
Net debt tender premiums paid	—	(89)
Other	(1)	(3)
Cash Provided By (Used for) Financing Activities	(866)	(2,054)
Effect of Exchange Rate Changes on Cash and Temporary Investments	10	(3)
Change in Cash and Temporary Investments	309	(491)
Cash and Temporary Investments
Beginning of the period	804	1,295
End of the period	$1,113	$804

.

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash Provided By (Used For) Operating Activities	$492	$761	$1,833	$2,174
Adjustments:
Cash invested in capital projects, net of insurance recoveries	(305)	(322)	(1,141)	(931)
Free Cash Flow	$187	$439	$692	$1,243

Free cash flow is a non-GAAP (Generally Accepted Accounting Principles) measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned to not place undue reliance on any non-GAAP financial measures used in this release.